Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-            ) pertaining to the Employee Stock Purchase Plan of AECOM Technology Corporation, of our reports dated November 27, 2009, with respect to the consolidated financial statements of AECOM Technology Corporation included in its Form 10-K for the year ended September 30, 2009, and the effectiveness of internal control over financial reporting filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

May 24, 2010